SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[X] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Furniture Brands International, Inc.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
      1) Title of each class of securities to which transaction applies:

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       2)  Aggregate number of securities to which transaction applies:

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       3)   Per unit price or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------------------

       4)  Proposed maximum aggregate value of transaction:

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       5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

     -----------------------------------------

       2)  Form, Schedule or Registration statement No.:

     -----------------------------------------

       3)  Filing Party:

     -----------------------------------------

       4)  Date Filed:

     -----------------------------------------

                                FURNITURE BRANDS
                               INTERNATIONAL,INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Furniture Brands International, Inc. will hold the annual meeting of its stockholders at 10:00 a.m. on Thursday, April 26, 2001, at the Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri. The meeting will be held for the following purposes:

     I.   to elect eight directors;

     II.  to ratify the selection of independent auditors; and

     III. to transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 1, 2001, will be entitled to receive notice of and to vote during the 2001 annual meeting and during any adjournment or adjournments thereof.

                                    By order of the Board of Directors,

                                            /s/ Lynn Chipperfield

                                    Lynn Chipperfield,
                                    Senior Vice-President, Secretary
                                    and Chief Administrative Officer

St. Louis, Missouri, March 16, 2001.


                                    IMPORTANT

  Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy form, and return it PROMPTLY in the enclosed envelope, which requires no postage if mailed in the United States.

                                 PROXY STATEMENT

         Furniture Brands International, Inc. ("Company"), 101 South Hanley Road, St. Louis, Missouri 63105 is furnishing this proxy statement in connection with the solicitation of proxies on behalf of the Board of Directors ("Board") of the Company for use during the 2001 annual meeting of stockholders and at any adjournments thereof. The meeting will be held for the purposes set forth in the accompanying notice of annual meeting of stockholders. The Company will bear the cost of the solicitation, which will consist primarily of printing, postage and handling, including the expenses of brokers, nominees and other fiduciaries in forwarding proxy materials to beneficial owners. Directors, officers and other employees of the Company may also solicit proxies personally or by telephone. In addition, the Company has engaged Morrow & Co. to assist in the solicitation from brokers, bank nominees and institutional holders for a fee of $5,500 plus out-of-pocket expenses. The Company expects to mail the notice of meeting, this proxy statement and the form of proxy to stockholders on or about March 16, 2001. With this proxy statement, the Company is mailing to all registered stockholders a copy of the Company's Annual Report containing financial statements for the calendar year ended December 31, 2000.

Voting Procedure

         Stockholders of record at the close of business on March 1, 2001 ("record date") are entitled to vote during the 2001 annual meeting and may cast one vote for each share of the Company's common stock ("Common Stock") held on the record date on each matter that may properly come before the meeting. On the record date there were 50,207,425 shares of Common Stock issued and outstanding.

         The holders of a majority of the issued and outstanding shares of Common Stock must be present or represented at the meeting for there to be a quorum for the conduct of business. If a quorum is present and/or represented at the meeting, then the eight nominees for director who receive the highest numbers of votes of the votes cast will be elected. A majority of the votes cast will be required to ratify the selection of independent auditors and to take action on such other matters as may properly come before the meeting. Shares represented by proxies which are marked "withhold" as applied to voting for directors or "abstain" as to the ratification of selection of independent auditors or to deny discretionary authority on any other matters will be counted as shares present for purposes of determining the presence of a quorum. Such shares will also be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Shares represented by proxy will be voted as directed on the proxy forms and, if no direction is given, will be voted for the persons nominated by the Board as directors, in favor of the ratification of selection of independent auditors, and in the best judgment of the persons named in the proxies on such other matters that may properly come before the meeting. Any proxy given by a stockholder may be revoked at any time prior to its use by execution of a later dated proxy, by a personal vote at the meeting, or by written notice to the Secretary of the Company.

Security Ownership

         Table 1 below sets forth information regarding the only firms that have reported beneficial ownership, including sole voting and investment power except as otherwise indicated, of more than 5% of the Common Stock, as of December 31, 2000.


                                     TABLE 1


Name and Address                                    Class of Stock            Shares                    Percent of
                                                                           Beneficially                  Class (a)
                                                                             Owned (a)
-------------------------------------------------- ----------------- -------------------------- ----------------------------

Neuberger Berman, LLC (b)                               Common               4,876,000                     9.8%
  605 Third Avenue
  New York, NY  10158

Private Capital Management,                             Common               4,037,950                     8.1%
  Inc. (c)
  3003 Tamiami Tr. N.
  Naples, FL  34103
----------------

(a) Shares beneficially owned, above and below, are as defined by Securities and Exchange Commission ("SEC") Rule 13d-3 which provides in part that persons are deemed the beneficial owners of securities if they have or share the power to vote or dispose of the securities or if they have the right to acquire the securities within the next sixty days. Accordingly, included, above and below, in shares beneficially owned are shares of Common Stock that may be purchased upon exercise of exercisable stock options, and such shares as may be so purchased were deemed to be issued and outstanding for purposes of calculating percentages of issued and outstanding shares.

(b) Sole voting power as to 465,200 shares, shared voting power as to 4,408,000 shares and shared investment power as to 4,876,000 shares.

(c) Includes 3,612,250 shares held by Private Capital Management (PCM) which exercises shared voting and investment power; 77,800 shares held by Bruce
     S. Sherman, Chairman of PCM, held in an individual capacity and over which he exercises sole voting and investment power and 10,000 shares over which he exercises shared voting and investment power; and 337,900 shares held by the Entrepreneurial Value Fund, L.P. (EVF). Mr. Sherman and Gregg J. Powers, President of PCM, are also general partners of SPS Partners, L.P., investment advisor to EVF, and in this capacity exercise shared voting and investment power over shares held by EVF. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by EVF and by PCM and disclaim the existence of a group.

--------------------

         Table 2 below sets forth information regarding the beneficial ownership of Common Stock by directors, nominees for directors, executive officers named in the Summary Compensation Table below ("Named Executive Officers"), and all directors and executive officers as a group (14 persons) as of January 31, 2001. Except as noted below, all such persons possessed sole voting and investment power with respect to the shares listed. An asterisk (*) in the column listing the percentage of class indicates that the person beneficially owned less than 1% of the Common Stock as of January 31, 2001.

                                     TABLE 2

Directors, Nominees                               Shares
for Directors and                 Class of    Beneficially        Percent of
Named Executive Officers            Stock    Owned (a)(b)(c)        Class
------------------------            -----    ---------------        -----


         K. B. Bell                 Common        4,314               *
         D. R. Burgette             Common      107,176               *
         J. T. Foy                  Common      152,561               *
         W. G. Holliman             Common      579,001              1.1%
         D. P. Howard               Common      164,700               *
         B. A. Karsh                Common       39,494               *
         D. E. Lasater              Common        9,585               *
         L. M. Liberman             Common       29,142               *
         R. B. Loynd                Common      232,690               *
         C. J. Pfaff                Common      125,100               *
         M. Portera                 Common        3,105               *
         A. E. Suter                Common        9,314               *

         Directors and
           Executive Officers
           as a group

           (14 persons)             Common       1,634,082(d)        3.2%
-----------------


(a) The shares listed as beneficially owned by Mr. Burgette consist of 6,626 shares and exercisable stock options to purchase 100,550 additional shares; the shares listed as beneficially owned by Mr. Foy consist of 10,061 shares and exercisable stock options to purchase 142,500 additional shares; the shares listed as beneficially owned by Mr. Holliman consist of 79,000 shares and exercisable stock options to purchase 500,001 additional shares; the shares listed as beneficially owned by Mr. Howard consist of 10,500 shares and exercisable stock options to purchase 154,200 additional shares; the shares listed as beneficially owned by Mr. Liberman include 2,000 shares owned in partnership and 11,328 shares owned in trust; the shares listed as beneficially owned by Mr. Loynd consist of 72,690 shares and exercisable stock options to purchase 160,000 additional shares; the shares listed as beneficially owned by Mr. Pfaff consist of 7,000 shares and exercisable stock options to purchase 118,100 additional shares.

(b) 4,314 shares held by each of Ms. Bell and Messrs. Karsh, Lasater, Liberman and Suter, 3,105 shares held by Dr. Portera and 1,290 shares held by Mr. Loynd are shares of restricted stock issued pursuant to the Company's Restricted Stock Plan for Outside Directors.

(c) 50,000 shares held by Mr. Holliman, 6,000 shares held by each of Messrs. Burgette, Foy and Pfaff and 4,500 shares held by Mr. Howard are shares of restricted stock issued pursuant to the Company's 1999 Long-Term Incentive Plan.

(d) The shares listed as beneficially owned by directors and executive officers as a group consist of 291,031 shares (of which 71,631 are restricted shares) and exercisable stock options to purchase 1,342,551 additional shares.

I.                                  Election Of Directors

Nominees

         Eight directors are to be elected during the 2001 annual meeting to serve, subject to their earlier death, resignation or removal, for terms of one year ending at the 2002 annual meeting or until their successors are elected and qualify. Certain information regarding the eight nominees is presented below. Should any nominee become unable or unwilling to serve, an event not anticipated to occur, proxies (except proxies marked to the contrary) will be voted for another person designated by the Board unless the Board shall have reduced the number of directors to be elected.

                                                        Company

Name, Age, Principal Occupation                         Director
or Position, Other Directorships                         Since

--------------------------------                         -----

Katherine Button Bell, 42                                 1997
  Vice President and Chief
      Marketing Officer of
      Emerson Electric Co., a manufacturer
       of electrical, electromechanical and
       electronic products and systems

Wilbert G. Holliman, 63                                   1996
    Chairman of the Board, President and
    Chief Executive Officer of the Company
    Director of BancorpSouth, Inc.

Bruce A. Karsh, 45                                        1992
    President and Principal of Oaktree Capital
       Management, LLC, an investment management firm Director of Littelfuse, Inc.

Donald E. Lasater, 75                                     1970
    Retired, formerly Chairman of the Board
       and Chief Executive Officer of
       Mercantile Bancorporation, Inc., a bank
       holding company

Lee M. Liberman, 79                                       1985
    Chairman Emeritus and currently a consultant to Laclede Gas Company, a gas public utility, of which he was formerly
       Chairman of the Board and Chief Executive Officer
    Director of CPI Corporation, D.T. Industries,
       Inc. and Falcon Products Company

Richard B. Loynd, 73                                      1987
    Former Chairman of the Board and
    currently Chairman of the Executive
    Committee of the Board
    Director of Emerson Electric Co.

Dr. Malcolm Portera, 55
    President of Mississippi State University             1998

Albert E. Suter, 65                                       1997
    Chief Administrative Officer of
      Emerson Electric Co., a manufacturer
       of electrical, electromechanical and
       electronic products and systems

     Each of the director nominees has held the same position or other executive positions with the same employer during the past five years except: Ms. Bell who has been associated with Emerson Electric Co. since 1999 and prior thereto was President and owner of Button Brand Development, Inc., a marketing consulting company; and Dr. Portera who became President of Mississippi State University in 1998. Prior thereto, from 1996 until 1998 he was owner of Portera and Associates, which provided business development and strategic planning consulting services to state and local industrial development organizations, and from 1993 until 1996 he was Vice Chancellor for External Affairs of the University of Alabama System.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely on a review of the copies of forms received by it and on written representations from certain reporting persons, the Company believes that during 2000, all Section 16(a) filing requirements applicable to its directors and officers were complied with, with the exception of Lee M. Liberman who inadvertently filed one report of one transaction involving a stock purchase late.

Compensation and Organization of Board of Directors

     There were four meetings of the Board during the year ended December 31, 2000, and all nominees who were directors during 2000 were present for at least 75% of the meetings of the Board and committees of the Board on which they served. Each director who is not an employee of the Company or of a subsidiary of the Company is paid a monthly fee of $2,000 and a fee of $1,000 plus expenses for each meeting of the Board attended, plus an annual award of restricted shares of Common Stock with a market value on the date of the award of $25,000. Such restricted stock does not vest and cannot be sold until the director's retirement or earlier death or disability. There is also a one year vesting period in the event of resignation for a reason other than retirement, death or disability. In addition, for attending a meeting of a committee of the Board each is paid a fee of $700 plus expenses if the director is a member of the committee, or $950 plus expenses if the director is the Chairman of the committee. Such fees are not paid to directors who are employees of the Company or a subsidiary of the Company.

     In addition, the Company has a retirement plan for non-employee directors. Under the plan, a director who is not an employee of the Company or of a subsidiary of the Company and who has reached age 62 or older and has served as a director for at least five years will, after termination of service as a director, receive for life a percentage of the monthly fee for directors in effect at the time of termination of service. Currently, only Messrs. Lasater and Liberman will qualify for benefits under this plan, and after termination of service as a director each will receive for life 100% of the monthly fee for directors in effect at the time of termination of service. Participation in and benefits under the plan have been frozen and there will be no further vesting or new participants added.

     The Board has a number of standing committees, including an Executive Committee, an Audit Committee and an Executive Compensation and Stock Option Committee.

     The Executive Committee, which currently consists of Mr. Loynd, Chairman, Mr. Holliman, Mr. Lasater and Mr. Suter met one time during the year ended December 31, 2000. Among its duties the Executive Committee serves as the Nominating Committee of the Board of Directors. The Committee will consider nominees recommended by shareholders if the nomination is submitted to the Secretary of the Company with appropriate supporting materials.

     The Audit Committee, which consists of four independent directors (Mr. Liberman, Chairman, Ms. Bell, Mr. Karsh and Dr. Portera) met four times during the year ended December 31, 2000. The Committee recommends the selection and retention of independent accountants; reviews auditing and financial accounting and reporting matters, the adequacy of internal accounting controls and asset security, audit fees and expenses, and compliance with the code of corporate conduct; and counsels regarding auditing and financial accounting and reporting matters.

     The Executive Compensation and Stock Option Committee, which currently consists of Mr. Suter, Chairman, and Messrs. Karsh, Lasater and Liberman, met four times during the year ended December 31,2000. The Committee reviews and approves compensation of officers and directors; administers supplementary retirement, performance incentive and stock option plans; and counsels regarding compensation of other key employees, management development and succession, and major personnel matters.

Report of the Audit Committee

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee operates under a written charter (Appendix A) adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statement with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

     The Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards including Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the auditors' written disclosures required by Independence Standards Board Standard No. 1.

     The Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         Audit Fees

              Fees for the fiscal year 2000 audit and the review of Forms 10-Q are $575,000.

         Financial Information Systems Design and Implementation Fees

                  Aggregate fees billed for services related to financial information systems design and implementation by KPMG LLP for the fiscal year ended December 31, 2000 are $926,000.

         All Other Fees

                  Aggregate fees billed for all other services rendered by KPMG LLP for the fiscal year ended December 31, 2000 are $314,000.

     The Audit Committee has considered whether the provision for services covered by fees other than audit fees is compatible with maintaining the principal accountant's independence.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee also evaluated and recommended to the Board the reappointment of the Company's independent auditors for fiscal 2001.

     Submitted by the Audit Committee of the Furniture Brands International Board of Directors

         Lee M. Liberman, Chairman          Dr. Malcom Portera
         Bruce A. Karsh                     Katherine Button Bell

Executive Compensation

     The following table shows compensation awarded to, earned by or paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company other than the Chief Executive Officer who were serving at December 31, 2000.


                           SUMMARY COMPENSATION TABLE

                                         -------------------------------- ---------------------------------
                                               Annual Compensation             Long-Term Compensation
                                         -------------------------------- ---------------------------------
                                                                                        Awards

                                                                          ---------------------------------
           Name and                          Salary           Bonus         Restricted       Securities           All
           Position              Year           $               $          Stock Awards      Underlying          Other
                                                                               $(a)            Options       Compensation
                                                                                                  #              $(b)
------------------------------- -------- ---------------- --------------- ---------------- ---------------- ----------------

Wilbert G. Holliman              2000            925,000         556,980                0          165,000           88,434
  Chairman of the Board,         1999            925,000         665,047        1,181,250          150,000           88,434
  President and Chief            1998            825,000         628,147                0                0           92,616
  Executive Officer (c)


Dennis R. Burgette               2000            313,245         188,200                0           33,000           29,443
  President, Broyhill            1999            294,340         210,756          141,750           48,000          117,682
  Furniture Industries, Inc. (d)

John T. Foy                      2000            239,200         348,254                0           38,000           20,490
  President, Lane Furniture      1999            214,500         353,238          141,750           48,000           20,490
  Industries,  Inc. (d)          1998            205,000         352,410                0           50,000           21,914

David P. Howard                  2000            292,547         146,961                0           24,800            5,374
  Vice President, Treasurer      1999            279,931         175,319          106,313           36,000            5,374
   and Chief Financial           1998            263,948         179,716                0           40,000            5,374
   Officer (d)

Christian J. Pfaff               2000            322,917         183,000                0           38,000           20,388
  President, Thomasville         1999            298,750         262,500          141,750           48,000           20,288
  Furniture Industries, Inc. (d) 1998            278,100         258,313                0           50,000           20,960

--------------

(a) Based on the $23.625 per share closing price of the Common Stock on the New York Stock Exchange on January 29, 1999, the date of grant. At December 31, 2000, Messrs. Holliman, Burgette, Foy, Howard and Pfaff held a total of 50,000, 6,000, 6,000, 4,500 and 6,000 shares, respectively, having an aggregate value of $1,053,125,  $126,375,  $126,375,  $94,781 and $126,375,
     respectively.

(b) Amounts shown for 2000 consist of the following: annual contribution to the Broyhill Furniture Industries, Inc. Profit Sharing Retirement Plan for Mr. Burgette $5,408; "split dollar" life insurance premiums, substantial percentages of which will be recovered at age 65 or death of the executive, for Messrs. Holliman, Burgette, Foy, Howard and Pfaff of $88,334, $23,935, $20,390, $5,274 and $20,188, respectively; a matching contribution of $100 to a 401(k) savings plan for Messrs. Holliman, Burgette, Foy and Howard and of $200 for Mr. Pfaff.

(c) Mr. Holliman has an employment agreement with the Company for a term of two years beginning on January 1, 1999 at an initial salary of $925,000 per year with an initial target incentive bonus of 70% of base salary under the Furniture Brands Executive Incentive Plan. Mr. Holliman has the option, subject to approval of the Board of Directors, to extend for additional one-year terms. He has given notice of his desire to extend that term until December 31, 2002 and the Board of Directors has approved the extension. At age 65 and upon his retirement, he will be entitled to a bonus payment of $1,000,000 per year for three years.

(d) Mr. Howard has an employment agreement with Furniture Brands International, Inc. beginning on August 1, 1996; Mr. Foy has an employment agreement with Action Industries, Inc. beginning on April 29, 1997; Mr. Pfaff has an employment agreement with Thomasville Furniture Industries, Inc. beginning on January 28, 1998; and Mr. Burgette has an employment agreement with Broyhill Furniture Industries, Inc., beginning on January 1, 1999. Each of these agreements is for one year from the date each is terminated other than for cause or as the result of death or disability. Each shall be entitled to receive his annual base salary on the date of termination and an amount equal to his average annual bonus for the three years prior to termination.

 -----------------

Executive Compensation and Stock Option Committee
Report on Executive Compensation

     Among its responsibilities, the Executive Compensation and Stock Option Committee of the Furniture Brands International Board of Directors has oversight over the Company's executive compensation programs and reviews and approves the compensation of the executive officers of the Company and the officers of its primary operating companies. We also administer the Company's long-term incentive program. The Committee consists entirely of independent, non-employee directors.

Our Compensation Philosophy

     In our deliberations, we are guided by certain fundamental considerations, including the need to attract and retain talented key executives, the need to provide both short- and long-term incentives to focus executive performance on the achievement of company objectives, and the need to provide compensation opportunities that align executive compensation with the interests of the stockholders. Thus, compensation packages for senior executives are structured in accordance with three principles:

     Total compensation will be targeted at the 75th percentile when benchmarked against comparable positions in industry and when computed based on above-average performance;

     Future base salary increases will be modest (in the 4.0% to 4.5% range) in the near term; and

     Any additional compensation required to achieve the 75th percentile will be accounted for through the addition of long-term incentive opportunities.

Proposals Approved by Stockholders

     In furtherance of these objectives, at the 1999 Annual Meeting of Stockholders and at our request the stockholders approved the 1999 Long-Term
Incentive Plan and an amendment to the Furniture Brands Executive Incentive Plan. The Plan and the amendment to the Executive Incentive Plan enabled the Committee to accomplish two purposes: (1) to tie a larger percentage of senior executives' cash compensation to company performance, and (2) to tie an increasing amount of senior executives' total compensation to the market price of the Company's common stock. We believe these changes will enable us to continue to focus senior executives on stockholder return and will more closely align the interests of the executives with your interests.

Employment Agreement with Mr. Holliman

     On October 1, 1996, upon his assuming the duties of President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Holliman for the period October 1, 1996 through September 30, 1999. In January 1999, the Committee approved a new employment agreement with Mr. Holliman which provides for Mr. Holliman's continued employment through December 31, 2001, with the option (subject to Board approval) to extend for additional one year terms upon notice given not less than 15 months prior to the then-expiring term. On October 26, 2000, Mr. Holliman gave notice of his desire to extend that term until December 31, 2002, and the Board has approved that extension.

Base Salaries for 2000

     Early in 2000 we reviewed base salaries for all Named Executive Officers, including Mr. Holliman. Mr. Holliman's base salary remained at $925,000 in accordance with the terms of his employment agreement. The increase in annual salary rates for all other Named Executive Officers as a group were based on recommendations of Mr. Holliman and were designed to adjust for inflation. We make compensation decisions based on an analysis of the Company's performance, an evaluation of comparative compensation information, and an evaluation of the performance of executive officers. The Company's performance is evaluated on the basis of criteria such as return on shareholder's equity, return on assets and increase in earnings per share.

Bonus Compensation for 2000

     Existing annual incentive plans for key personnel (including Mr. Holliman and other Named Executive Officers) were continued in effect during 2000. Those plans utilized sales and earnings as objectives, with earnings generally weighted more heavily. Under the provisions of the plan applicable in 2000 to key personnel based at the corporate offices (including Mr. Holliman), plan participants could earn a bonus equal to percentages of their base salaries depending totally upon the Company's degree of achievement against budgeted objectives (sales and net earnings). Mr. Holliman's target bonus percentage was 70%. Target percentages were payable when objectives were met; lower or greater percentages (to a maximum of 150% of target) were payable for degrees of achievement below or above budgeted objectives.

     For 2000, Mr. Holliman earned a bonus of $556,980 under the Furniture Brands Executive Incentive Plan. That bonus was based on 70% of his base salary ($925,000) multiplied by the percentage of achievement against target objectives (94.56% on sales and 83.17% achievement on net earnings, for a blended rate of 86.02%).

Long-Term Incentive Awards in 2000

     We believe management ownership of a significant equity interest in the Company is a major incentive in building stockholder value and aligning the long-term interests of management with those of the stockholders. With this in mind this year we implemented the 1999 Long-Term Incentive Plan. This Plan enables us to tie an increasing amount of senior executives' total compensation to the market price of the Company's common stock, and to more closely align the interests of the executives with your interests.

     With the assistance of our executive compensation consultants at Towers Perrin, we have structured a program of awards of long-term incentives. Subject to the discretion of the Committee, this program calls for the following types of awards:

     Awards of Restricted Stock with a restriction period to end after three years with respect to one-third of the award, four years with respect to the second one-third, and five years with respect to the final one-third. These awards will only be granted to executive officers at Furniture Brands International and the Chief Executive Officers of the primary operating companies (currently seven persons). Only 10% of each participant's long-term incentive opportunity will be represented by these awards. At present the Committee expects to make awards of Restricted Stock every three years.

     Awards of performance-based stock options, with the term of the option being linked to the company's achievement against a target cumulative earnings per share figure for the three-year period following the award. These awards will be granted to executive officers at Furniture Brands International and senior-level officers of its operating companies (currently 21 persons). 40% of a participant's long-term incentive opportunity will be represented by these awards. At present the Committee expects to make awards of performance-based options every other year.

     Awards of stock options. Annual grants will be made to persons who are officers of Furniture Brands International or of its operating companies (currently 47 persons), and periodic awards will be made to other employees who are not officers but who make a meaningful contribution to the increased value of the company (currently 99 persons).

     Pursuant to this new grant structure, in January 2000, Messrs. Burgette, Foy, Holliman, Howard and Pfaff received 33,000, 38,000, 65,000, 24,800 and 38,000 regular stock option grants, respectively at $16.8125 per share. On October 26, 2000, upon Board approval of the extension to his employment agreement, Mr. Holliman received an additional 100,000 stock option grant at $15.00 per share. All grants were at the market price on the date of grant. We determined the size and terms of all awards subjectively based on the position, responsibilities and individual performance of Messrs. Holliman, Burgette, Foy, Howard and Pfaff, and based upon the recommendations of Towers Perrin.

Limits on Tax Deductibility of Executive Compensation

     Under Section 162(m) of the Internal Revenue Code, the Company is generally precluded from deducting compensation in excess of $1 million per year for its Chief Executive Officer and any of its next four highest-paid executive officers, unless the payments are made under qualifying performance-based plans. In years prior to 1997, in circumstances in which compensation may have exceeded that amount, any such compensation was deferred under the terms of a written agreement.

     In 1995, the Board of Directors adopted, and at the 1997 Annual Meeting you approved, the Furniture Brands Executive Incentive Plan. Under the Plan, we have awarded executive officers that we select a bonus conditioned upon their obtaining objective performance criteria that we establish. In 2000, the only named executive officer who participated in the Plan was Mr. Holliman.

     We generally intend to pursue a strategy of maximizing the deductibility of compensation paid to executives. This includes applying the Furniture Brands Executive Incentive Plan and similar plans at the Furniture Brands International operating companies, to executives whose compensation for a given year can reasonably be expected to exceed $1 million.

Conclusion

     We believe the Furniture Brands International compensation programs are well structured and will serve your interests as stockholders. These programs allow the Company to attract, retain and motivate exceptional management talent and to compensate executives in a manner that reflects their contribution to both the short- and long-term performance of the Company. We will continue to emphasize performance-based compensation programs that we believe positively affect stockholder value.

     Submitted by the Executive Compensation and Stock Option Committee of the Furniture Brands International Board of Directors.

Albert E. Suter, Chairman                   Donald E. Lasater
Bruce A. Karsh                              Lee M. Liberman

Compensation Committee Interlocks and Insider Participation

     Mr. Loynd, Chairman of the Executive Committee of the Board, serves on the Board of Directors of Emerson Electric Co. one of whose executive officers, Albert E. Suter, is Chairman of the Executive Compensation and Stock Option Committee.

Stock Options

     The following table contains information concerning stock option grants made during the year ended December 31, 2000, pursuant to the Furniture Brands 1999 Long-Term Incentive Plan ("1999 Plan").




                                                 OPTION GRANTS IN LAST FISCAL YEAR

        Name           Number of         % of        Exercise   Expiration      Potential Realizable Value at
                       Securities       Total           or         Date      Assumed Annual Rates of Stock Price
                       Underlying      Options         Base                      Appreciation for Option Term (b)
                        Options       Granted to       Price
                      Granted #(a)    Employees       ($/Sh)
                                    in Fiscal Year

                                                                             ----------------- -------------------
                                                                                   5%($)              10%($)
------------------------------------------------------------------------------------------------------------------

W.G. Holliman               65,000       8.8         16.8125     01/27/10             687,265           1,741,662
                           100,000      13.6         15.0000     10/26/10             943,340           2,390,610

D.R. Burgette               33,000       4.5         16.8125     01/27/10             348,919             884,228

J.T. Foy                    38,000       5.2         16.8125     01/27/10             401,785           1,018,202

D.P. Howard                 24,800       3.4         16.8125     01/27/10             262,218             664,511

C.J. Pfaff                  38,000       5.2         16.8125     01/27/10             401,785           1,018,202

--------------------

(a) The grants become exercisable in cumulative installments and at various dates during 2001-2004, subject to provisions of the 1999 Plan that would accelerate the exercisability in the event of a change of control of the Company. As defined, a change of control includes an acquisition by a person or group of 20% or more of the Common Stock or combined voting power, a change in the composition of at least a majority of the Board, or stockholder approval of a reorganization, merger or consolidation resulting in former stockholder's retaining 50% or less of the combined voting power.

(b) The value, if any, one may realize upon exercise of a stock option depends on the excess of the then current market value per share over the exercise price per share. There is no assurance that the values to be realized upon exercise of the stock options listed above will be at or near the amounts shown.

----------------

     The following table contains information concerning unexercised stock options held as of December 31, 2000 pursuant to the 1992 and 1999 Plans. No stock options were exercised by the Named Executive Officers during the year ended December 31, 2000.

                                            FY-END OPTION VALUES

                         Number of Securities                 Value of Unexercised
                        Underlying Unexercised                In-the-Money Options
                          Options at FY-End                       at FY-End (a)

                       Exercisable       Unexercisable      Exercisable      Unexercisable
       Name                 #                #                  $                  $
--------------------- ----------------- --------------- ------------------ ----------------
W.G. Holliman                  456,667         258,333          4,315,775        1,001,875

D.R. Burgette                   83,700         132,700            683,666          577,919

J.T. Foy                       162,000         124,000          1,752,598          272,375

D.P. Howard                    128,500          87,300          1,608,110          188,963

C.J. Pfaff                     117,600         128,400          1,144,500          294,150

------------

(a) Based on the $21.0625 per share closing price of the Common Stock on the New York Stock Exchange on December 29, 2000.

------------

Retirement Plans

     Messrs. Holliman and Howard are participants in that segment of the Furniture Brands Retirement Plan which applies to corporate office employees. The plan is a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on straight life annuity, annual benefits at normal retirement are equal to the sum of 1.1% of final average compensation (the highest five consecutive calendar years of the last 10 years) multiplied by credited service up to a maximum of 35 years and 0.45% of final average compensation in excess of "covered compensation" as defined by the IRS multiplied by credited service up to a maximum of 35 years, without deduction for Social Security benefits. In addition, Mr. Holliman was a participant, and has a frozen benefit, in the segment of the Furniture Brands Retirement Plan which applies to employees of Action Industries, Inc. as described below for Mr. Foy. Mr. Holliman has thirteen years of credited service under the corporate office plan and 27 years under the Action plan segment, which service includes service with Action Industries prior to its acquisition by the Company. Mr. Holliman has estimated annual benefits payable at retirement from these plans, including benefits payable from supplemental plans as described below, of $307,141, assuming continuation of current covered compensation. Mr. Howard has 16 years of credited service under the plan and has estimated annual benefits payable at retirement of $218,829, assuming continuation of current covered compensation.

     Mr. Foy is a participant in that segment of the Furniture Brands Retirement Plan which applies to employees of Action Industries, Inc. and its subsidiaries. The plan is a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on a straight life annuity, annual benefits at normal retirement are equal to the greater of (a) the sum of 0.65% of an average of the highest five consecutive years (of the last 10 years) of covered remuneration and 0.65% of the said average in excess of the greater of (i) $10,000 or (ii) 50% of "covered compensation" as defined by the IRS, multiplied by years of credited service (not to exceed 35 years), without deduction for Social Security benefits, or (b) $28 multiplied by years of credited service. Mr. Foy has 15 years credited service under the plan, and estimated annual benefits at normal retirement, including benefits payable from supplemental plans as described below, of $242,700. Offsets due to Social Security benefits have not been considered.

     Mr. Pfaff is a participant in that segment of the Furniture Brands Retirement Plan which is applicable to employees of Thomasville Furniture Industries, Inc. The Plan is a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on straight life annuity, annual benefits at normal retirement are the sum of 1.4% of final average compensation (the highest five consecutive calendar years of the last 10 years) multiplied by total Thomasville service; less 1.4% of Primary Social Security benefits multiplied by total Thomasville service with a maximum offset of 50% of Social Security benefits. Mr. Pfaff has two years of credited service under the plan and estimated annual benefits at normal retirement of $39,270. Mr. Pfaff also has a profit sharing account balance associated with his prior service with Broyhill. Offsets due to Social Security benefits have not been considered.

     Mr. Burgette is an active participant in the Broyhill Furniture Industries, Inc. Profit Sharing Retirement Plan. His 2000 plan contribution is reflected in the Summary Compensation Table, above. Until January 1, 1999, Mr. Burgette was a participant in that segment of the Furniture Brands Retirement Plan that applies to employees of Action Industries, Inc. as described above for Mr. Foy. Mr. Burgette also has a benefit payable at normal retirement from supplemental plans as described below.

     Benefits payable pursuant to provisions of Company-sponsored retirement plans may be limited by applicable laws and regulations. Supplemental retirement plans have been adopted providing for payments from general funds to certain executives, including the Chairman of the Board and Named Executive Officers, of any retirement income that would otherwise be payable pursuant to the retirement plans in the absence of any such limitations. With respect to Messrs. Foy and Burgette, the supplemental plans provide for payments, commencing at age 65 after 30 or more years service, equal to the differences, if any, between (i) the total of the straight life annuities from their base retirement plans plus social security benefits and (ii) 50% of an average of the highest five consecutive years (of the last 10 years) of covered remuneration.

Incentive Agreements

     Each of the Named Executive Officers, is a participant in an annual incentive compensation plan under which the officer may earn a bonus during and payable following the close of the calendar year ending December 31, 2001, contingent upon the achievement of certain financial objectives by the Company as a whole for Mr. Holliman and Mr. Howard and by their respective operating companies for Messrs. Burgette, Foy and Pfaff.

Performance Graph

     The following graph shows the cumulative total stockholder returns (assuming reinvestment of dividends) following assumed investment of $100 in shares of the Common Stock that were outstanding on December 31, 1995. The indices shown below are included for comparative purposes only and do not necessarily reflect the Company's opinion that such indices are an appropriate measure of the relative performance of the Common Stock.


==================================================== ========== ========== ========== ========== ========== ==========
                                                      12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
---------------------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------

Furniture Brands International Common Stock     o          100        156        228        303        244        234
---------------------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------
S&P 500 Index                                  |_|         100        120        158        200        239        214
---------------------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------
Dow Jones Home Furnishings & Appliances Index   +          100        109        153        165        136        144
==================================================== ========== ========== ========== ========== ========== ==========


II.      To Ratify the Selection of Independent Auditors

     Upon recommendation of its Audit Committee, the Board continued the engagement of KPMG LLP, certified public accountants, as independent auditors for the calendar year ending December 31, 2001, and has unanimously recommended that the stockholders ratify that action. A formal statement by representatives of KPMG LLP is not planned for the annual meeting; however, as in years past, such representatives are expected to be present during the meeting and to respond to appropriate questions.

     Vote required. A majority of the votes cast during the meeting, a quorum being present, is required to ratify the engagement.

The Board of Directors unanimously recommends a VOTE FOR ratification.

III.     Stockholder Proposals

     Neither the Board nor management knows of any matters other than those items set forth above that will be presented for consideration during the 2001 annual meeting. However, if other matters should properly come before the meeting, it is intended that the persons named in the proxies will vote, act and consent in accordance with their best judgment with respect to any such matters.

     Stockholder proposals submitted for inclusion in the Company's proxy materials for the 2002 annual meeting should be addressed to the Secretary of the Company and must be received at the Company's executive offices no later than November 14, 2001. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy form in accordance with SEC regulations governing the solicitation of proxies.

                                          By order of the Board of Directors

                                          /s/ Lynn Chipperfield

                                          Lynn Chipperfield,
                                          Senior Vice-President, Secretary
                                            and Chief Administrative Officer

St. Louis, Missouri, March 16, 2001.

                                                       Appendix A

                                 CHARTER OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                     OF FURNITURE BRANDS INTERNATIONAL, INC.


The Audit Committee ("Committee") of the Board of Directors ("Board") of Furniture Brands International, Inc. ("Company") hereby adopts this formal written charter ("Charter"), which has been approved by the full Board on the date set forth below.

Purpose and Scope

This Charter sets forth the scope of the Committee's responsibilities and how the Committee carries out those responsibilities including Committee structure, Committee processes and Committee membership requirements.

The Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

     o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     o Monitor the independence and performance of the Company's outside auditors and Internal Audit Department.

     o Provide an avenue of communication among the outside auditors, management, the Internal Audit Department, and the Board.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the outside auditors as well as anyone in the Company. The Committee has the ability to retain, at Company expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Composition/Financial Literacy of Committee Members

Committee members and the Committee Chair shall be appointed by the Board on recommendation of the Chairman of the Board. If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

Committee members shall meet the requirements of the New York Stock Exchange. The Committee shall consist of at least three directors as determined by the Board, each of whom shall be Financially Literate, as such qualification is interpreted by the Board in its business judgment, or must become Financially Literate within a reasonable period of time after his/her appointment to the Committee. At least one member of the Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgement.

"Financial Literacy" may include accounting and/or related financial expertise, where "expertise" signifies past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including having been a Chief Executive Officer or other senior officer with financial oversight responsibilities. Financial Literacy may also include intelligence, diligence, a probing mind and certain basic financial literacy, which literacy signifies the ability to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. Directors who have limited familiarity with finance can achieve Financial Literacy through company-sponsored training programs.

Independence of Committee Members

No Committee member shall have any relationship to the Company that may interfere with the exercise of his/her independence from management and the Company.

In addition, the following restrictions shall apply to each Committee member:

     (a) Employees. A director who is or was an employee or a non-employee executive officer of the Company or any of its Affiliates may not serve on the Committee until three years following the termination of his/her employment. In the event the employment relationship is or was with a former parent or predecessor of the Company, the director may serve on the Committee after three years following the termination of the relationship between the Company and the former parent or predecessor. "Affiliates" include subsidiaries, sister companies, predecessors, parent companies, or former parent companies.

     (b) Business Relationship. A director who (i) is a partner, controlling shareholder, or executive officer of an organization that has a Business Relationship with the Company, or (ii) has a direct Business Relationship with the Company (e.g., a consultant), may serve on the Committee only if

         (A) the Board determines in its business judgment that the Business Relationship does not interfere with the director's exercise of independent judgment, or

         (B) three years or more have elapsed since the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the Company, (2) the relationship between the director and his or her partnership status, shareholder interest or executive officer position, or (3) the direct Business Relationship between the director and the Company.

         In making a determination regarding the independence of a director pursuant to this paragraph, the Board shall consider, among other things, the materiality of the Business Relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated.

         "Business Relationships" may include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship.

     (c) Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the Committee.

     (d) Immediate Family. A director who is an Immediate Family Member of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the Committee until three years following the termination of such employment relationship. "Immediate Family Members" include a person's spouse, parents, children, siblings, mothers in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person's home.

Anything herein to the contrary notwithstanding, one director who is no longer an employee or who is an Immediate Family Member of a former executive officer of the Company or its Affiliates, but who is not considered independent due to the three-year restriction period, may be appointed to the Committee under exceptional and limited circumstances if the Board determines in its business judgment that membership on the Committee by the individual is required by the best interests of the Company and its shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

Committee Meetings

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee may meet privately in executive session in its discretion with management, the manager of the Internal Audit Department, the outside auditors, and as a committee to discuss any matters the Committee or each of these groups believe should be discussed.

Scope of Committee Responsibilities

The Committee shall review and reassess the adequacy of this Charter on not less than an annual basis.

The Committee shall review the Company's annual audited financial statements prior to filing or distribution, which review shall include discussion with management and outside auditors of significant issues regarding accounting principles, practices, and judgment.

In consultation with management, the outside auditors, and the internal auditors, the Committee shall consider the integrity of the Company's financial reporting processes and controls, discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures, and review significant findings prepared by the outside auditors and the internal auditing department together with management's responses.

The Committee shall review with financial management and the outside auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. The Committee shall discuss any significant changes to the Company's accounting principles and any items required to be communicated by the outside auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Committee for purposes of this review.

The Committee shall review the adequacy of internal accounting controls and matters relating to asset security, and shall establish, review, update periodically, and oversee compliance with the Company's Code of Corporate Conduct.

Written Affirmation

With respect to any changes to the composition of the Committee after the adoption of this Charter, and otherwise approximately once each year, the Company shall provide the New York Stock Exchange written affirmation regarding:

     (a) any determination the Board has made regarding the independence of any director pursuant to the terms of this Charter;

     (b)  the Financial Literacy of the Committee members;

     (c) the determination that at least one Committee member has accounting or related financial management expertise; and

     (d)  the annual review and reassessment of the adequacy of this Charter.

Internal Audit Department

The Committee shall review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the Internal Audit Department, as needed, and shall review the appointment, performance, and replacement of the senior internal audit executive. The Committee shall review significant reports prepared by the Internal Audit Department together with management's response and follow-up to these reports.

Outside Auditor

The outside auditor is ultimately accountable to the Committee and the Board. The Committee shall make recommendations to the Board with respect to the selection, evaluation and, where appropriate, replacement of the outside auditor (or nomination of the outside auditor subject to shareholder approval), and shall review and consider the fees and other significant compensation to be paid to the outside auditor.

The Committee shall be responsible for ensuring that the outside auditor submits a formal written statement to the Committee on a periodic basis delineating all relationships between the outside auditor and the Company that would impair the auditor's independence. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and/or independence of the outside auditor and shall review and discuss same with the Board, if necessary, and shall recommend that the Board take appropriate action to ensure the independence of the outside auditor.

The Committee shall review the outside auditors audit plan and/or engagement letter -- discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach. Prior to releasing the year-end earnings, the Committee shall discuss the results of the audit with the outside auditors, and discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61. The Committee shall consider the outside auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

The Company's outside auditor shall conduct an SAS 71 Interim Financial Review of the Company's interim financial statements prior to the Company's filing of its Form 10-Q.

The Company's outside auditor shall discuss with the Committee, or at least with its chairman, and with a representative of management, the matters described in AU Section 380, Communications With the Committee, prior to the filing of the Form 10-Q (and preferably prior to any public announcement of financial results), including significant adjustments, management judgments and accounting estimates, significant new accounting policies, and disagreements with management.

Disclosure to Stockholders

The Committee shall disclose each year in the Company's proxy statement for its annual meeting of stockholders the fact of the adoption of this Charter. The Charter shall be included at least every three years as an appendix to the proxy statement, and in the next proxy statement after any significant amendment to this Charter.

The Committee shall include each year in the Company's proxy statement for its annual meeting of stockholders a report to stockholders as required by the Securities and Exchange Commission, which shall include the name of each member of the Committee at the end of such report.

This Charter has been adopted by the Committee and approved by the full Board April 27, 2000.

                                    Lee M. Liberman, Chairman
                                    Audit Committee of the Board of Directors of Furniture Brands International, Inc.


1.  Election of Directors  FOR all nominees /----/   WITHHOLD AUTHORITY to vote     /----/    *EXCEPTIONS /----/
                           listed below    /    /    for all nominees listed below /    /                /    /
                                          /----/                                  /----/                /----/

Nominees:  K.B. Bell, W.G.  Holliman,  B.A. Karsh, D.E. Lasater,  L.M. Liberman,R.B. Loynd,  M. Portera and A.E. Suter

(INSTRUCTION:  To withhold  authority to vote for any  individual  nominee,  mark the  "Exceptions"  box and  write  that nominee's name in the space provided below.)

*Exceptions
           ---------------------------------------------------------------------------------------------------------

II.  Ratification of Selection of Auditors.

III.  In their discretion, upon such other matters as may properly come before this meeting.
                                                                                              Change of Address and   /----/
                                                                                              or Comments Mark Here  /    /
                                                                                                                    /----/
                                                                                      Please sign exactly as name appears hereon.
                                                                                      Executors, Administrators, Trustees, etc.
                                                                                      should so indicate.

                                                                                        Dated:_____________________________, 2001

                                                                                       -----------------------------------------
                                                                                               Signature

                                                                                       -----------------------------------------
                                                                                               Signature

                                                                                        Votes MUST be indicated    /----/
Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.              (x) in Black or Blue ink. /    /
                                                                                                                 /----/






                      FURNITURE BRANDS INTERNATIONAL, INC.

                  Proxy for 2001 Annual Meeting of Stockholders
               Proxy Solicited on Behalf of the Board of Directors

          The undersigned hereby appoints R.B. Loynd, W.G. Holliman and L. Chipperfield, and each of them, with power of substitution, proxy or proxies to represent the undersigned, and to vote all shares of Common Stock the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Furniture Brands International, Inc. to be held on April 26, 2001, and at any adjournment thereof, upon the items set forth in the proxy statement for the meeting and identified below.

                  The Board of Directors recommends a vote FOR

                     (Continued, and to be signed and dated on the reverse side)


                                       FURNITURE BRANDS INTERNATIONAL, INC.
                                       P.O. BOX 11246
                                       NEW YORK, N.Y. 10203-0246